EXHIBIT 99.1
         NEWS RELEASE

LivaNova Reports Fourth Quarter and
Full-Year 2019 Results

London, February 26, 2020 – LivaNova PLC (NASDAQ:LIVN), a market-leading medical technology and innovation company, today reported results for the quarter and full-year ended December 31, 2019.

For the fourth quarter of 2019, worldwide sales were $287.6 million, a decrease of 3.2 percent on a reported basis and a decrease of 2.2 percent on a constant-currency basis, as compared to the same quarter of the previous year. On the basis of U.S. Generally Accepted Accounting Principles (GAAP), fourth quarter 2019 diluted loss per share from continuing operations was $2.96. Fourth quarter 2019 adjusted diluted earnings per share from continuing operations were $1.00. For full-year 2019, worldwide sales from continuing operations were $1.1 billion, a decrease of 2.1 percent on a reported basis and an increase of 0.1 percent on a constant-currency basis, as compared to the previous year. On a GAAP basis, full-year 2019 diluted loss per share from continuing operations was $3.22. Full-year 2019 adjusted diluted earnings per share from continuing operations were $3.08.

“We are encouraged by several trends in our fourth quarter 2019 results, highlighted by strong sales in Advanced Circulatory Support (ACS) and continued stability in our Epilepsy business. These successes were offset by an unexpected component supplier issue for oxygenators and execution challenges in the Rest of World region relating to distribution model changes," said Damien McDonald, Chief Executive Officer of LivaNova. “Our team is focused, and I am confident that the building blocks we have put in place in 2019 will enable us to achieve our financial and operational goals in 2020.”

Fourth Quarter 2019 Results
The following table highlights worldwide sales for the fourth quarter of 2019 and by business:

$ in millions	Three months ended December 31,		As Reported % Change	Constant- Currency % Change
Business / Product Line:	2019	2018
Cardiopulmonary	$132.6	$146.7	(9.6%)	(8.4%)
Heart Valves	32.1	28.6	12.4%	14.0%
Advanced Circulatory Support	8.8	7.4	19.7%	19.8%
Cardiovascular	173.5	182.6	(5.0%)	(3.8%)
Neuromodulation	113.1	113.6	(0.4%)	0.1%
Other	1.0	0.8	27.9%	31.3%
Total Net Sales	$287.6	$297.0	(3.2%)	(2.2%)

•	Note: Numbers may not add up precisely due to rounding. Constant-currency percent change is considered a non-GAAP metric.

All sales growth rates below reflect comparable, constant-currency growth. Constant-currency growth accounts for the impact from fluctuations in the various currencies in which the Company operates as compared to reported growth.

Cardiovascular
Cardiovascular sales, which include cardiopulmonary products, heart valves and ACS, were $173.5 million, representing a 3.8 percent decrease versus the fourth quarter of 2018.

Sales in cardiopulmonary products were $132.6 million, representing an 8.4 percent decrease versus the fourth quarter of 2018. This business was negatively impacted by exiting a Canadian distribution agreement in the Rest of World region, which equated to $8.7 million in the prior-year period and the component supplier issue related to the Inspire® oxygenator.

Heart valve sales, including tissue and mechanical heart valves, were $32.1 million, an increase of 14.0 percent compared to the fourth quarter of 2018.

ACS sales were $8.8 million in the quarter, an increase of 19.8 percent compared to the fourth quarter of 2018, primarily related to growth in ProtekDuo® and TandemHeart® kits.

Neuromodulation
Neuromodulation sales were $113.1 million in the fourth quarter, representing a 0.1 percent increase versus the fourth quarter of 2018. The Europe and Rest of World regions both delivered another quarter of double-digit growth.

Financial Performance
On a GAAP basis, fourth quarter 2019 operating loss from continuing operations was $144.0 million, which includes charges of $100.4 million for the net impact of the shutdown related to the discontinuation of the Transcatheter Mitral Valve program and $33.2 million for litigation involving the Company's 3T Heater-Cooler device. Adjusted operating income from continuing operations for the fourth quarter of 2019 was $55.3 million, a decrease of 18.4 percent as compared to the fourth quarter of 2018. This was primarily driven by performance in Neuromodulation, expected investments in the Rest of World region to support commercial capabilities and R&D for Strategic Portfolio Initiatives, offset somewhat by improvements in gross profit.

Fourth quarter 2019 adjusted diluted earnings per share from continuing operations were $1.00, a decrease of 10.7 percent as compared to the fourth quarter of 2018.

Full-Year 2019 Results
Worldwide sales for full-year 2019 were $1.1 billion, up 0.1 percent on a constant-currency basis compared to full-year 2018. The following table highlights worldwide sales for full-year 2019 and by business:

$ in millions	Twelve months ended December 31,		As Reported % Change	Constant- Currency % Change
Business / Product Line:	2019	2018
Cardiopulmonary	$504.7	$536.4	(5.9%)	(3.1%)
Heart Valves	120.0	126.0	(4.7%)	(0.7%)
Advanced Circulatory Support	31.9	19.5	64.0%	64.1%
Cardiovascular	656.6	681.8	(3.7%)	(0.7%)
Neuromodulation	424.5	423.0	0.4%	1.2%
Other	3.0	2.1	38.7%	46.0%
Total Net Sales	$1,084.2	$1,107.0	(2.1%)	0.1%

•	Numbers may not add up precisely due to rounding. Constant-currency percent change is considered a non-GAAP metric.

All sales growth rates below reflect comparable, constant-currency growth. Constant-currency growth accounts for the impact from fluctuations in the various currencies in which the Company operates as compared to reported growth.

Cardiovascular
Cardiovascular sales were $656.6 million, representing a 0.7 percent decrease versus full-year 2018.

Sales in cardiopulmonary products were $504.7 million, representing a 3.1 percent decrease versus full-year 2018. This was due to the impact of exiting a Canadian distribution agreement in the Rest of World region, which equated to $32.9 million in the prior-year period and the component supplier issue related to the Inspire oxygenator.

Heart valve sales, including tissue and mechanical heart valves, were $120.0 million, a decrease of 0.7 percent compared to full-year 2018.

ACS sales were $31.9 million, an increase of 64.1 percent compared to 2018, primarily related to growth in ProtekDuo and one additional quarter of sales in 2019 versus 2018 since TandemLife was acquired in April of 2018.

Neuromodulation
Neuromodulation sales were $424.5 million for full-year 2019, representing a 1.2 percent increase compared to full-year 2018. Sales were driven by adoption of the SenTiva® VNS Therapy® System and very strong growth in the Europe and Rest of World regions.

Financial Performance
On a GAAP basis, full-year 2019 operating loss from continuing operations was $168.9 million. Adjusted operating income from continuing operations for the full-year 2019 was $179.7 million, a decrease of 16.9 percent as compared to full-year 2018, primarily impacted by performance in Neuromodulation, investments in R&D to support Strategic Portfolio Initiatives, commercial investments in ACS and the Rest of World region, offset somewhat by favorable product mix and gross margin improvements.

2020 Guidance
LivaNova expects worldwide net sales from continuing operations for full-year 2020 to grow between 3 and 5 percent on a constant-currency basis. Adjusted diluted earnings per share from continuing operations for 2020 are expected to be in the range of $3.10 to $3.30.

In 2020, the Company estimates that adjusted cash flow from operations, excluding litigation payments, will be in the range of $180 to $200 million. Capital expenditures are projected to range between $25 to $35 million.

"We are entering 2020 with a strategy focused on delivering higher sales growth, expanding gross margins and improving cash generation,” said McDonald. “We are investing in research and development to advance our pipeline and accomplish several important milestones for patients with Difficult-to-Treat Depression, Heart Failure and Obstructive Sleep Apnea.”

Webcast and Conference Call Instructions
The Company will host a live audio webcast for interested parties commencing at 1 p.m. London time (8 a.m. Eastern Time) on Wednesday, February 26 that will be accessible through the Investor Relations section of the LivaNova website at www.livanova.com. To listen to the conference call live by telephone, dial 877-272-0401 (if dialing from within the U.S.) or 706-902-4062 (if dialing from outside the U.S.). The conference ID is 6456945.

Within 24 hours of the webcast, a replay will be available under the "News & Events / Presentations" section of the Investor Relations portion of the LivaNova website, where it will be archived and accessible for approximately 12 months.

About LivaNova
LivaNova PLC is a global medical technology and innovation company built on nearly five decades of experience and a relentless commitment to provide hope for patients and their families through innovative medical technologies, delivering life-changing improvements for both the Head and Heart. Headquartered in London, LivaNova employs approximately 4,000 employees and has a presence in more than 100 countries for the benefit of patients, healthcare professionals and healthcare systems worldwide. LivaNova operates as two businesses: Cardiovascular and Neuromodulation, with operating headquarters in Mirandola (Italy) and Houston (U.S.), respectively.
For more information, please visit www.livanova.com.

Use of Non-GAAP Financial Measures
In this press release, management has disclosed financial measurements that present financial information not necessarily in accordance with GAAP. Company management uses these measurements aids in monitoring the Company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP.
Unless otherwise noted, all sales growth rates in this release reflect comparable, constant-currency growth. Management believes that referring to comparable, constant-currency growth is the most useful way to evaluate the sales performance of LivaNova and to compare the sales performance of current periods to prior periods on a consistent basis. Constant-currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
LivaNova calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For example, forward-looking net sales growth projections are estimated on a constant-currency basis and exclude the impact of foreign currency fluctuations. Forward-looking non-GAAP adjusted tax rate and adjusted diluted earnings per share guidance exclude other items such as, but not limited to, changes in fair value of contingent consideration arrangements, asset impairment charges and product remediation costs that would be included in comparable GAAP financial measures. The most directly comparable GAAP measure for constant-currency net sales, non-GAAP adjusted tax rate and adjusted diluted earnings per share are net sales, the effective tax rate, and earnings per share, respectively. However, non-GAAP financial adjustments on a forward-looking basis are subject to uncertainty and variability as they are dependent on many factors, including but not limited to, the effect of foreign currency exchange fluctuations, impacts from potential acquisitions or divestitures, gains or losses on the potential sale of businesses or other assets, restructuring costs, merger and integration activities, changes in fair value of contingent consideration arrangements, product remediation costs, asset impairment charges, and the tax impact of the items above and the tax impact of tax law changes or other tax matters. Accordingly, reconciliations to the most directly comparable forward-looking GAAP financial measures are not available without unreasonable effort.

The Company also believes adjusted financial measures such as adjusted gross profit; adjusted selling, general and administrative expense; adjusted research and development expense; adjusted other operating expenses; adjusted operating income from continued operations; adjusted income tax expense; adjusted net income from continuing operations; and adjusted diluted earnings per share, are measures by which LivaNova generally uses to facilitate management review of the operational performance of the company, to serve as a basis for strategic planning, and to assist in the design of compensation incentive plans. Furthermore, adjusted financial measures allow investors to evaluate the Company’s core performance for different periods on a more comparable and consistent basis, and with other entities in the medical technology industry by adjusting for items that are not related to the ongoing operations of the Company or incurred in the ordinary course of business.

Safe Harbor Statement
Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, LivaNova’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by LivaNova and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning achieving a stronger future, driving sustainable growth and value to our shareholders, projected net sales, adjusted diluted earnings per share, cash flow from operations, capital expenditures, and depreciation and amortization for 2019, advancing our growth, driving product launches and funding our equity investments, executing on our targets and retaining our focus, energy and discipline as a company, filing our Form 10-K on a timely basis, remediating any known material weaknesses or deficiencies, serving the needs of our customers and patients, and delivering strong value to our shareholders. Important factors that may cause actual results to differ include, but are not limited to: (i) the inability of LivaNova to meet expectations regarding the timing, completion and accounting of tax treatments; (ii) organizational and governance structure; (iii) reductions in customer spending, a slowdown in customer payments and changes in customer demand for products and services; (iv) unanticipated changes relating to competitive factors in the industries in which LivaNova operates; (v) the ability to hire and retain key personnel; (vi) the ability to attract new customers and retain existing customers in the manner anticipated; (vii) changes in legislation or governmental regulations affecting LivaNova; (viii) international, national or local economic, social or political conditions that could adversely affect LivaNova, its partners or its customers; (ix) conditions in the credit markets; (x) business and other financial risks inherent to the industries in which LivaNova operates; (xi) risks associated with settlement of litigation and assumptions made in connection with critical accounting estimates and legal proceedings; (xii) LivaNova’s international operations, which are subject to the risks of currency fluctuations and foreign exchange controls; (xiii) and the potential for international unrest, economic downturn or effects of currencies, tax assessments, tax adjustments, anticipated tax rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the United States Securities and Exchange Commission by LivaNova.
We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. The Company does not undertake or assume any obligation to update publicly any of the forward-looking statements in this press release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Melissa Farina Vice President, Investor Relations Phone: +1 (281) 228 7262 e-mail: investorrelations@LivaNova.com

LIVANOVA PLC
NET SALES
(U.S. dollars in millions)
	Three Months Ended December 31,
	2019	2018	% Change at Actual Currency Rates	% Change at Constant-Currency Rates (1)
Cardiopulmonary
US	$41.9	$40.2	4.3%	4.3%
Europe	35.7	36.7	(2.9%)	(0.2%)
Rest of World	55.0	69.8	(21.3%)	(20.1%)
Total	132.6	146.7	(9.6%)	(8.4%)
Heart Valves
US	5.2	5.9	(10.9%)	(10.9%)
Europe	9.8	10.9	(9.8%)	(7.4%)
Rest of World	17.1	11.8	44.4%	46.0%
Total	32.1	28.6	12.4%	14.0%
Advanced Circulatory Support
US	8.5	7.2	18.4%	18.4%
Europe	0.2	0.2	N/A	N/A
Rest of World	0.1	—	N/A	N/A
Total	8.8	7.4	19.7%	19.8%
Cardiovascular
US	55.6	53.2	4.5%	4.5%
Europe	45.7	47.8	(4.3%)	(1.7%)
Rest of World	72.1	81.6	(11.6%)	(10.4%)
Total	173.5	182.6	(5.0%)	(3.8%)
Neuromodulation
US	89.5	94.4	(5.2%)	(5.2%)
Europe	12.2	10.7	13.7%	16.6%
Rest of World	11.4	8.4	35.6%	39.4%
Total	113.1	113.6	(0.4%)	0.1%
Other
US	—	—	N/A	N/A
Europe	—	—	N/A	N/A
Rest of World	1.0	0.8	27.9%	31.3%
Total	1.0	0.8	27.9%	31.3%
Totals
US	145.1	147.6	(1.7%)	(1.7%)
Europe	57.9	58.5	(1.0%)	1.6%
Rest of World	84.6	90.9	(6.9%)	(5.4%)
Total	$287.6	$297.0	(3.2%)	(2.2%)

(1)
Constant-currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.

*	The sales results presented are unaudited. Numbers may not add up precisely due to rounding.

LIVANOVA PLC
NET SALES
(U.S. dollars in millions)
	Twelve Months Ended December 31,
	2019	2018	% Change at Actual Currency Rates	% Change at Constant-Currency Rates (1)
Cardiopulmonary
US	$161.5	$161.1	0.2%	0.2%
Europe	135.6	141.7	(4.3%)	0.9%
Rest of World	207.6	233.6	(11.1%)	(7.8%)
Total	504.7	536.4	(5.9%)	(3.1%)
Heart Valves
US	18.9	24.7	(23.5%)	(23.5%)
Europe	40.5	44.3	(8.4%)	(3.4%)
Rest of World	60.6	57.0	6.3%	11.3%
Total	120.0	126.0	(4.7%)	(0.7%)
Advanced Circulatory Support
US	30.8	18.6	65.6%	65.6%
Europe	0.7	0.6	N/A	N/A
Rest of World	0.4	0.3	N/A	N/A
Total	31.9	19.5	64.0%	64.1%
Cardiovascular
US	211.2	204.4	3.3%	3.3%
Europe	176.9	186.6	(5.2%)	—%
Rest of World	268.6	290.8	(7.7%)	(4.0%)
Total	656.6	681.8	(3.7%)	(0.7%)
Neuromodulation
US	335.3	349.0	(3.9%)	(3.9%)
Europe	46.3	42.4	9.0%	15.0%
Rest of World	43.0	31.6	36.1%	39.7%
Total	424.5	423.0	0.4%	1.2%
Other
US	—	—	N/A	N/A
Europe	—	—	N/A	N/A
Rest of World	3.0	2.1	38.7%	46.0%
Total	3.0	2.1	38.7%	46.0%
Totals
US	546.5	553.4	(1.3%)	(1.3%)
Europe	223.2	229.0	(2.5%)	2.8%
Rest of World	314.5	324.5	(3.1%)	0.5%
Total	$1,084.2	$1,107.0	(2.1%)	0.1%

(1)
Constant-currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.

*	The sales results presented are unaudited. Numbers may not add up precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Three Months Ended December 31,
	2019	2018	% Change
Net sales	$287.6	$297.0
Costs and expenses:
Cost of sales - exclusive of amortization	78.3	90.9
Product remediation	4.6	2.0
Selling, general and administrative	130.6	122.2
Research and development	25.9	37.6
Merger and integration expenses	9.1	4.4
Restructuring expenses	7.7	13.1
Impairment of goodwill	42.4	—
Impairment of intangible assets	89.0	—
Amortization of intangibles	10.7	9.1
Litigation provision, net	33.2	294.0
Operating loss from continuing operations	(144.0)	(276.5)	(47.9%)
Interest expense, net	(4.4)	(2.1)
Foreign exchange and other losses	(1.7)	(0.8)
Loss from continuing operations before tax	(150.1)	(279.4)	(46.3%)
Income tax benefit	(6.7)	(69.8)
Net loss from continuing operations	(143.4)	(209.5)	(31.6%)
Net income (loss) from discontinued operations, net of tax	0.2	(1.0)
Net loss	($143.2)	($210.6)	(32.0%)

Basic and diluted loss per share:
Continuing operations	($2.96)	($4.32)
Discontinued operations	—	(0.02)
	($2.96)	($4.34)

Weighted average common shares outstanding
Basic and diluted	48.4	48.5

* Numbers may not add up precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts)

	Three Months Ended December 31,
	2019	2018	% Change (1)
Adjusted SG&A (1)	$107.5	$100.6	6.9%
Adjusted R&D (1)	37.6	36.4	3.3%
Adjusted operating income from continuing operations (1)	55.3	67.8	(18.4%)
Adjusted income from continuing operations, net of tax (1)	48.8	55.2	(11.6%)
Adjusted diluted earnings per share from continuing operations (1)	$1.00	$1.12	(10.7%)

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.

Statistics (as a % of net sales, except for income tax rate)

	GAAP Three Months Ended December 31,		Adjusted (1) Three Months Ended December 31,
	2019	2018	2019	2018
Gross profit	71.2%	68.7%	69.7%	69.0%
SG&A	45.4%	41.2%	37.4%	33.9%
R&D	9.0%	12.7%	13.1%	12.2%
Operating (loss) income from continuing operations	(50.1%)	(93.1%)	19.2%	22.8%
Net (loss) income from continuing operations, net of tax	(49.9%)	(70.6%)	17.0%	18.6%
Income tax rate	4.5%	25.0%	5.3%	16.0%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Twelve Months Ended December 31,
	2019	2018	% Change
Net sales	$1,084.2	$1,107.0
Costs and expenses:
Cost of sales - exclusive of amortization	323.6	361.8
Product remediation	15.8	10.7
Selling, general and administrative	506.5	465.0
Research and development	149.9	146.0
Merger and integration expenses	23.5	24.4
Restructuring expenses	12.3	15.9
Impairment of goodwill	42.4	—
Impairment of intangible assets	139.3	—
Amortization of intangibles	40.4	37.2
Litigation provision, net	(0.6)	294.0
Operating loss from continuing operations	(168.9)	(248.1)	(31.9%)
Interest expense, net	(14.3)	(9.0)
Gain on acquisition	—	11.5
Foreign exchange and other losses	(2.5)	(1.9)
Loss from continuing operations before tax	(185.7)	(247.4)	(24.9%)
Income tax benefit	(30.2)	(69.6)
Losses from equity method investments	—	(0.6)
Net loss from continuing operations	(155.5)	(178.5)	(12.9%)
Net income (loss) from discontinued operations, net of tax	0.4	(10.9)
Net loss	($155.2)	($189.4)	(18.1%)

Basic and diluted (loss) income per share:
Continuing operations	($3.22)	($3.68)
Discontinued operations	0.01	(0.23)
	($3.21)	($3.91)

Weighted average common shares outstanding
Basic and diluted	48.3	48.5

* Numbers may not add up precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts)

	Twelve Months Ended December 31,
	2019	2018	% Change (1)
Adjusted SG&A (1)	$421.6	$402.5	4.7%
Adjusted R&D (1)	152.9	135.7	12.7%
Adjusted operating income from continuing operations (1)	179.7	216.2	(16.9%)
Adjusted income from continuing operations, net of tax (1)	150.4	175.3	(14.2%)
Adjusted diluted earnings per share from continuing operations (1)	$3.08	$3.55	(13.2%)

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.

Statistics (as a % of net sales, except for income tax rate)

	GAAP Twelve Months Ended December 31,		Adjusted (1) Twelve Months Ended December 31,
	2019	2018	2019	2018
Gross profit	68.7%	66.4%	69.6%	68.1%
SG&A	46.7%	42.0%	38.9%	36.4%
R&D	13.8%	13.2%	14.1%	12.3%
Operating (loss) income from continuing operations	(15.6%)	(22.4%)	16.6%	19.5%
Net (loss) income from continuing operations, net of tax	(14.3%)	(16.1%)	13.9%	15.8%
Income tax rate	16.2%	28.1%	11.2%	15.6%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended December 31, 2019	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Impairments (D)	Product Remediation Expenses (E)	Acquisition Costs (F)	Non-recurring Legal, Contingent Consideration and Other Reserves (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Cost of sales - exclusive of amortization	$78.3	$—	$—	($0.4)	$—	$—	$—	$9.6	($0.3)	$—	$—	$87.2
Product remediation	4.6	—	—	—	—	(4.6)	—	—	—	—	—	—
Gross profit percent	71.2%	—%	—%	0.1%	—%	1.6%	—%	(3.3)%	0.1%	—%	—%	69.7%
Selling, general and administrative	130.6	—	—	(0.1)	—	—	(0.4)	(15.5)	(7.1)	—	—	107.5
Selling, general and administrative as a percent of net sales	45.4%	—%	—%	—%	—%	—%	(0.1)%	(5.4)%	(2.5)%	—%	—%	37.4%
Research and development	25.9	—	—	—	(2.7)	—	3.3	12.2	(1.1)	—	—	37.6
Research and development as a percent of net sales	9.0%	—%	—%	—%	(0.9)%	—%	1.2%	4.2%	(0.4)%	—%	—%	13.1%
Litigation provision, net	33.2	—	—	—	—	—	—	(33.2)	—	—	—	—
Other operating expenses	158.9	(9.1)	(7.7)	(10.7)	(131.4)	—	—	—	—	—	—	—
Operating (loss) income from continuing operations	(144.0)	9.1	7.7	11.2	134.1	4.6	(2.9)	27.0	8.4	—	—	55.3
Operating margin percent	(50.1)%	3.2%	2.7%	3.9%	46.6%	1.6%	(1.0)%	9.4%	2.9%	—%	—%	19.2%
Income tax (benefit) expense	(6.7)	0.3	1.1	1.1	11.3	1.0	(0.6)	0.2	0.4	(5.6)	0.3	2.7
Net (loss) income from continuing operations	(143.4)	8.9	6.5	10.2	122.8	3.6	(2.3)	26.8	8.1	5.6	2.1	48.8
Diluted EPS - Continuing Operations	($2.96)	$0.18	$0.13	$0.21	$2.51	$0.07	($0.05)	$0.55	$0.17	$0.11	$0.04	$1.00

GAAP results for the three months ended December 31, 2019 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Impairment of Transcatheter Mitral Valve Replacement goodwill, intangible assets and other long-lived assets
(E)	Costs related to the 3T Heater-Cooler remediation plan
(F)	Costs related to acquisitions
(G)
3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, settlements and other matters, remeasurement of contingent consideration related to acquisitions and AR reserves

(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(J)	Primarily relates to intellectual property migration, interest related to 3T Heater-Cooler litigation settlement and other non-recurring impacts to interest expense
*	Numbers may not add up precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended December 31, 2018	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Product Remediation Expenses (D)	Acquisition Costs (E)	CRM Disposal Costs (F)	Non-recurring Legal and Contingent Consideration (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Cost of sales - exclusive of amortization	$90.9	$—	$—	($0.8)	$—	$0.2	$—	$2.2	($0.2)	$—	$—	$92.2
Product remediation	2.0	—	—	—	(2.0)	—	—	—	—	—	—	—
Gross profit percent	68.7%	—%	—%	0.3%	0.7%	(0.1)%	—%	(0.7)%	0.1%	—%	—%	69.0%
Selling, general and administrative	122.2	—	—	(0.3)	—	(1.1)	(0.6)	(15.4)	(4.3)	—	—	100.6
Selling, general and administrative as a percent of net sales	41.2%	—%	—%	(0.1)%	—%	(0.4)%	(0.2)%	(5.2)%	(1.5)%	—%	—%	33.9%
Research and development	37.6	—	—	(0.1)	—	(0.2)	(0.3)	0.3	(1.0)	—	—	36.4
Research and development as a percent of net sales	12.7%	—%	—%	—%	—%	(0.1)%	(0.1)%	0.1%	(0.3)%	—%	—%	12.2%
Litigation provision net	294.0	—	—	—	—	—	—	(294.0)	—	—	—	—
Other operating expenses	26.6	(4.4)	(13.1)	(9.1)	—	—	—	—	—	—	—	—
Operating (loss) income from continuing operations	(276.5)	4.4	13.1	10.3	2.0	1.2	0.9	306.9	5.5	—	—	67.8
Operating margin percent	(93.1)%	1.5%	4.4%	3.5%	0.7%	0.4%	0.3%	103.4%	1.9%	—%	—%	22.8%
Income tax (benefit) expense	(69.8)	0.8	3.5	4.0	0.5	0.3	0.3	74.5	1.6	(5.2)	0.2	10.5
Net (loss) income from continuing operations	(209.5)	3.6	9.7	6.2	1.5	0.9	0.6	232.5	3.9	5.2	0.6	55.2
Diluted EPS - Continuing Operations	($4.32)	$0.07	$0.20	$0.13	$0.03	$0.02	$0.01	$4.70	$0.08	$0.10	$0.01	$1.12

GAAP results for the three months ended December 31, 2018 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Costs related to acquisitions
(F)	Corporate costs incurred to divest of the CRM business not attributable to discontinued operations
(G)
3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, settlements and other matters, remeasurement of contingent consideration related to acquisitions and AR reserves

(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(J)	Primarily relates to intellectual property migration and other non-recurring impacts to interest expense
*	Numbers may not add up precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Twelve Months Ended December 31, 2019	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Impairments (D)	Product Remediation Expenses (E)	Acquisition Costs (F)	Non-recurring Legal, Contingent Consideration and Other Reserves (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Cost of sales - exclusive of amortization	$323.6	$—	$—	($2.4)	$—	$—	$—	$10.0	($1.3)	$—	$—	$329.9
Product remediation	15.8	—	—	—	—	(15.8)	—	—	—	—	—	—
Gross profit percent	68.7%	—%	—%	0.2%	—%	1.5%	—%	(0.9)%	0.1%	—%	—%	69.6%
Selling, general and administrative	506.5	—	—	(0.5)	—	—	(1.1)	(57.7)	(25.6)	—	—	421.6
Selling, general and administrative as a percent of net sales	46.7%	—%	—%	—%	—%	—%	(0.1)%	(5.3)%	(2.4)%	—%	—%	38.9%
Research and development	149.9	—	—	(0.2)	(3.6)	—	1.9	10.6	(5.6)	—	—	152.9
Research and development as a percent of net sales	13.8%	—%	—%	—%	(0.3)%	—%	0.2%	1.0%	(0.5)%	—%	—%	14.1%
Litigation provision, net	(0.6)	—	—	—	—	—	—	0.6	—	—	—	—
Other operating expenses	257.8	(23.5)	(12.3)	(40.4)	(181.7)	—	—	—	—	—	—	—
Operating (loss) income from continuing operations	(168.9)	23.5	12.3	43.5	185.3	15.8	(0.7)	36.5	32.6	—	—	179.7
Operating margin percent	(15.6)%	2.2%	1.1%	4.0%	17.1%	1.5%	(0.1)%	3.4%	3.0%	—%	—%	16.6%
Income tax (benefit) expense	(30.2)	3.5	2.3	9.3	23.7	4.6	(0.1)	5.6	6.0	(6.8)	1.1	19.0
Net (loss) income from continuing operations	(155.5)	19.9	10.0	34.2	161.6	11.2	(0.6)	30.9	26.6	6.8	5.3	150.4
Diluted EPS - Continuing Operations	($3.22)	$0.41	$0.20	$0.70	$3.31	$0.23	($0.01)	$0.63	$0.54	$0.14	$0.11	$3.08

GAAP results for the twelve months ended December 31, 2019 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Impairment of Transcatheter Mitral Valve Replacement goodwill, intangible assets and other long-lived assets and Obstructive Sleep Apnea intangible assets and other long-lived assets
(E)	Costs related to the 3T Heater-Cooler remediation plan
(F)	Costs related to acquisitions
(G)
3T Heater-Cooler litigation provision, 3T insurance recovery, legal expenses primarily related to 3T Heater-Cooler defense, settlements and other matters, remeasurement of contingent consideration related to acquisitions and AR reserves

(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(J)	Primarily relates to intellectual property migration, interest related to 3T Heater-Cooler litigation settlement and other non-recurring impacts to interest expense
*	Numbers may not add up precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Twelve Months Ended December 31, 2018	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Product Remediation Expenses (D)	Acquisition Costs (E)	CRM Disposal Costs (F)	Non-recurring Legal and Contingent Consideration (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Cost of sales - exclusive of amortization	$361.8	$—	$—	($11.6)	$—	$—	$—	$3.5	($1.1)	$—	$—	$352.6
Product remediation	10.7	—	—	—	(10.7)	—	—	—	—	—	—	—
Gross profit percent	66.4%	—%	—%	1.0%	1.0%	—%	—%	(0.3)%	0.1%	—%	—%	68.1%
Selling, general and administrative	465.0	—	—	(0.9)	—	(5.5)	(3.8)	(32.9)	(19.4)	—	—	402.5
Selling, general and administrative as a percent of net sales	42.0%	—%	—%	(0.1)%	—%	(0.5)%	(0.3)%	(3.0)%	(1.8)%	—%	—%	36.4%
Research and development	146.0	—	—	(0.3)	—	(5.4)	(0.3)	0.2	(4.5)	—	—	135.7
Research and development as a percent of net sales	13.2%	—%	—%	—%	—%	(0.5)%	—%	—%	(0.4)%	—%	—%	12.3%
Litigation provision, net	294.0	—	—	—	—	—	—	(294.0)	—	—	—	—
Other operating expenses	77.5	(24.4)	(15.9)	(37.2)	—	—	—	—	—	—	—	—
Operating (loss) income from continuing operations	(248.1)	24.4	15.9	49.9	10.7	10.9	4.2	323.3	25.0	—	—	216.2
Operating margin percent	(22.4)%	2.2%	1.4%	4.5%	1.0%	1.0%	0.4%	29.2%	2.3%	—%	—%	19.5%
Gain on acquisition	11.5	—	—	—	—	(11.5)	—	—	—	—	—	—
Income tax (benefit) expense	(69.6)	5.1	4.0	12.3	2.5	2.5	1.4	78.2	6.3	(11.0)	0.8	32.5
Net (loss) income from continuing operations	(178.5)	19.3	11.9	37.6	8.2	(3.1)	2.8	245.0	18.6	11.0	2.4	175.3
Diluted EPS - Continuing Operations	($3.68)	$0.39	$0.24	$0.76	$0.17	($0.06)	$0.06	$4.96	$0.38	$0.22	$0.05	$3.55

GAAP results for the twelve months ended December 31, 2018 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Costs related to acquisitions
(F)	Corporate costs incurred to divest of the CRM business not attributable to discontinued operations
(G)
3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, settlements and other matters, remeasurement of contingent consideration related to acquisitions and AR reserves

(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(J)	Primarily relates to intellectual property migration and other non-recurring impacts to interest expense
*	Numbers may not add up precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(U.S. dollars in millions)

	December 31, 2019	December 31, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$61.1	$47.2
Accounts receivable, net	257.8	256.1
Inventories, net	164.2	153.5
Prepaid and refundable taxes	37.8	46.9
Prepaid expenses and other current assets	28.6	29.6
Total Current Assets	549.4	533.3
Property, plant and equipment, net	181.4	191.4
Goodwill	915.8	956.8
Intangible assets, net	607.5	770.4
Operating lease assets	54.4	—
Investments	27.3	24.8
Deferred tax assets	68.7	68.1
Other assets	7.4	4.8
Total Assets	$2,411.8	$2,549.7

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current debt obligations	$77.4	$28.8
Accounts payable	85.9	76.7
Accrued liabilities and other	120.1	124.3
Current litigation provision liability	146.0	161.9
Taxes payable	12.7	22.5
Accrued employee compensation and related benefits	70.4	82.6
Total Current Liabilities	512.6	496.7
Long-term debt obligations	260.3	139.5
Contingent consideration	114.4	161.4
Litigation provision liability	24.4	132.2
Deferred tax liabilities	32.2	68.2
Long-term operating lease liabilities	46.0	—
Long-term employee compensation and related benefits	22.8	25.3
Other long-term liabilities	15.4	22.6
Total Liabilities	1,028.1	1,046.0
Total Stockholders’ Equity	1,383.7	1,503.7
Total Liabilities and Stockholders’ Equity	$2,411.8	$2,549.7

* Numbers may not add up precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED (U.S. dollars in millions)
	Twelve Months Ended December 31,
Operating Activities:	2019	2018
Net loss	($155.2)	($189.4)
Non-cash items included in net loss:
Impairment of intangible assets	139.3	—
Impairment of goodwill	42.4	—
Amortization	40.4	37.2
Stock-based compensation	32.6	26.9
Depreciation	30.3	32.7
Remeasurement of contingent consideration to fair value	(29.4)	(4.3)
Deferred tax benefit	(26.3)	(95.1)
Amortization of operating lease assets	12.3	—
Impairment of property, plant and equipment	3.2	0.6
Amortization of income taxes payable on inter-company transfers of property	2.6	13.4
Losses from equity method investments	—	1.9
Gain on acquisitions	—	(11.5)
Other	5.4	2.8
Changes in operating assets and liabilities:
Accounts receivable, net	(5.3)	21.2
Inventories, net	(10.6)	(10.6)
Other current and non-current assets	(2.1)	(13.0)
Accounts payable and accrued current and non-current liabilities	(31.8)	4.5
Taxes payable	(8.4)	2.7
Litigation provision liability, net	(123.7)	294.1
Restructuring reserve	(6.7)	6.5
Net cash (used in) provided by operating activities	(91.1)	120.5
Investing Activities:
Purchases of property, plant and equipment	(24.7)	(37.2)
Acquisitions, net of cash acquired	(10.8)	(279.7)
Purchases of intangible assets	(3.3)	(0.8)
Purchases of investments	(2.5)	(3.8)
Proceeds from asset sales	1.3	14.2
Proceeds from the sale of CRM business franchise, net of cash disposed	—	186.7
Other	(1.3)	—
Net cash used in investing activities	(41.3)	(120.6)
Financing Activities:
Proceeds from long-term debt obligations	197.2	103.6
Repayment of long-term debt obligations	(24.2)	(23.8)
Payment of contingent consideration	(19.0)	(0.7)
Shares repurchased from employees for minimum tax withholding	(7.1)	(11.6)
Proceeds from share issuances under ESPP	4.5	—
Debt issuance costs	(3.8)	—
Change in short-term borrowing, net	(1.2)	(30.7)
Proceeds from exercise of stock options	0.4	4.2
Proceeds from short-term borrowing (maturities greater than 90 days)	—	240.0
Repayment of short-term borrowing (maturities greater than 90 days)	—	(260.0)
Share repurchases under share repurchase program	—	(50.0)
Payment of deferred consideration - acquisition of Caisson Interventional, LLC	—	(13.0)
Other	(0.2)	(0.3)
Net cash provided by (used in) financing activities	146.6	(42.3)
Effect of exchange rate changes on cash and cash equivalents	(0.2)	(4.0)
Net increase (decrease) in cash and cash equivalents	13.9	(46.4)
Cash and cash equivalents at beginning of period	47.2	93.6
Cash and cash equivalents at end of period	$61.1	$47.2

* Numbers may not add up precisely due to rounding.

The following table presents the reconciliation of GAAP diluted weighted average shares outstanding, used in the computation of GAAP diluted net loss per share from continuing operations, to Adjusted diluted weighted average shares outstanding, used in the computation of Adjusted diluted earnings per share from continuing operations (in millions of shares):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
GAAP diluted weighted average shares outstanding	48.4	48.5	48.3	48.5
Add effects of stock-based compensation instruments	0.4	0.9	0.5	0.9
Adjusted diluted weighted average shares outstanding (1)	48.8	49.5	48.8	49.4

(1)	Adjusted diluted weighted average shares outstanding is a non-GAAP measure and includes the effects of stock-based compensation instruments, as reconciled in the above table.
*	Numbers may not add up precisely due to rounding.